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                                                                 Exhibit 10.11


        AMENDMENT NO. 1 dated as of July 1, 1989 ("Amendment No. 1"), by and between CRS SIRRINE, INC., a Delaware corporation (the "Company"), and BRUCE W. WILKINSON (the "Executive"), parties to the Agreement of June 30, 1988.



                              W I T N E S S E T H


        WHEREAS, the Company and the Executive are parties to an Amended and Restated Employment Agreement, dated as of June 30, 1988 (the "Agreement"); and

        WHEREAS, the Board of Directors of the Company recognizes the valuable and important contribution that the Executive has made to the growth and success of the Company and desires to assure itself of the continued services of the Executive in an executive capacity by activating Articles I through VI of the Agreement;

        NOW, THEREFORE, the Company and the Executive hereby agree as follows:

        1. The definition of "Operative Date" is hereby amended to read as follows:

                "Operative Date" shall mean July 1, 1989."

        2.     The definition of "Term" is hereby amended to read as follows:

                " Term" as used in this Agreement shall mean the period commencing on June 30, 1988 and expiring on June 30, 1991 (unless sooner terminated or extended as hereinafter set forth); provided, however, that

                        (a) upon the occurrence of a Change in Control, the term of this Agreement shall be extended automatically until the third anniversary of the date on which the Change in Control occurs (unless the term of the Agreement has expired prior to such third anniversary in accordance with the provisions of paragraph (c) of this definition);

                        (b) commencing on June 30, 1989 and each June 30th thereafter, the term of this Agreement shall be extended automatically for one additional year unless (i) the term of the Agreement has previously expired in accordance with the provisions of paragraph (c) of this definition, or (ii) not later than the May 1st immediately preceding such June 30th, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the term of this Agreement will not be extended; and

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                        (c)     the term of this Agreement shall expire upon
                the Company's termination of the Executive's employment for Cause, or the Executive's resignation for other than Good Reason.

                The Company shall notify the Executive in writing of the occurrence of a Change in Control within two weeks thereafter."

        3. The Agreement is to be interpreted and construed so that the phrase "employee benefit plans, programs and arrangements" in Section 1.6(d)(i)
(B) shall be deemed to include the Executive's participation in the CRS Sirrine, Inc. Senior Management Incentive Award Plan and Discretionary Bonus Plan, the CRS Sirrine, Inc. Employee Bonus Plan, the CRS Sirrine, Inc. Employee Incentive Stock Option Plan, the CRS Sirrine, Inc. Employee Non-Qualified Stock Option Plan and the CRS Sirrine, Inc. Supplemental Executive Retirement Plan and any other Company incentive compensation plans and arrangements in effect immediately prior to the Operative Date or the Change of Control, as the case may be (or other plans or arrangements providing the Executive with substantially equivalent benefits).

        4. Except as herein amended or modified, the terms and provisions of the Agreement shall continue in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.


ATTESTED BY:                            CRS SIRRINE, INC.


     /s/ Frank Perrone                  By:     /s/ Richard Daerr
____________________________               _____________________________
Secretary                               Title:


 (Seal)                                       /s/ Bruce Wilkinson
                                            _____________________________
                                                     Executive